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                                                                    Exhibit 3(b)


                                   CTS CORPORATION

                                       BY LAWS


                    (As Amended and in Effect on October 16, 1997)



                                      ARTICLE I.

                                       OFFICERS


    The officers of CTS Corporation (the "Corporation") shall be a President, one or more Vice Presidents, a Secretary, a Treasurer and a Controller. The Board of Directors may also elect one or more Assistant Secretaries, Assistant Treasurers and Assistant Controllers, and such other officers as may be determined, from time to time, by the Board of Directors.

    The President shall be a director of the Corporation. Any offices, other than those of President and Secretary, may be held by the same person.

    The officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors for the term of one year and until their successors have been elected and qualified. Any vacancy occurring among the above offices may be filled for the remainder of the term by the Board of Directors at any regular or special meeting, and officers so elected shall hold office until the next annual meeting of the Board of Directors and until their successors have been elected and qualified.


                                     ARTICLE II.

                           BOARD OF DIRECTORS ORGANIZATION

    SECTION 1. The Board of Directors shall elect, from the members of the Board of Directors who are not officers of the Corporation, an Audit Committee consisting of not less than three members. The members of the Audit Committee shall be elected at each annual meeting of the Board of Directors to serve, while qualified, at the pleasure of the Board of Directors, or if longer, for one year and until their successors have been elected and qualified.

    The Audit Committee shall be responsible directly to the Board of Directors and, in addition to such authority and duties specifically delegated by the Board of Directors, shall have

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the authority to review the conduct and the report of the independent financial audit of the Corporation and shall report to the Board of Directors the findings, conclusions and recommendations of the Audit Committee regarding the conduct and report of the independent financial audit.

    Unless the Board of Directors designates a Chairman, a majority of the members of the Audit Committee may designate one member of the Audit Committee as Chairman of the Audit Committee to preside at all meetings of the Audit Committee.

    SECTION 2. The Board of Directors shall elect from members of the Board of Directors, who are not officers of the Corporation, a Compensation Committee consisting of not less than three members. The members of the Compensation Committee shall be elected at each annual meeting of the Board of Directors to serve, while qualified, at the pleasure of the Board of Directors, or if longer, for one year and until their successors have been elected and qualified.

    The Compensation Committee shall be responsible directly to the Board of Directors and, in addition to such authority and duties specifically delegated by the Board of Directors, shall have authority to review, and make recommendations to the Board of Directors regarding the compensation, including fringe benefits and stock options, for the officers of the Corporation.

    Unless the Board of Directors designates a Chairman, a majority of the members of the Compensation Committee may designate one member of the Compensation Committee as Chairman of the Compensation Committee to preside at all meetings of the Compensation Committee.

    SECTION 3. The Board of Directors shall designate from members of the Board of Directors, a Chairman of the Board, who shall preside at meetings of shareholders and of the Board of Directors unless the Chairman shall designate an officer or other director of the Corporation to do so. The Chairman of the Board shall have such additional authority as granted by the Board of Directors and shall perform such other duties as are assigned from time to time by the Board of Directors.


                                     ARTICLE III.

                                  CORPORATE OFFICERS

    SECTION 1. The President shall exercise specific authority and supervision over, and shall be responsible for the direction of, the business and affairs of the Corporation, subject to the direction of the Board of Directors. In addition, the President may be designated the Chief Executive Officer and, if so, shall have the additional authority and duties and responsibilities specified in these Bylaws. The President shall also perform such other duties as may be assigned from time to time, by the Board of Directors. The President shall perform all the duties of the Chairman of the Board in the absence or during any disability of the Chairman.

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    SECTION 2.  The Board of Directors shall designate the Chairman of the
Board or the President as the Chief Executive Officer of the Corporation. In addition to other duties as an officer, the Chief Executive Officer shall exercise general authority and supervision over, and shall be responsible for, management of the business and affairs of the Corporation, subject to the direction of the Board of Directors.

    The Chief Executive Officer shall determine the organization of the officers of the Corporation, shall designate to whom such officers shall report and be responsible, and subject to the direction of the Board of Directors shall determine their respective duties and responsibilities.

    SECTION 3. Each Vice President shall perform such duties as may be assigned from time to time by the President and shall report to and be responsible to such officer as the President shall designate. Each Vice President shall also have such additional authority and shall perform such other duties assigned from time to time, by the Board of Directors.

    The Board of Directors may designate a word or words to be placed before or after the title of Vice President to indicate organizational or functional authority or duty.

    SECTION 4. The Secretary shall attend all meetings of the shareholders and Board of Directors and all committees, and shall keep minutes of each meeting. The Secretary shall give proper notice of all meetings of shareholders, directors and committees, required in these Bylaws. The Secretary shall maintain proper records of ownership and transfer of the stock of the Corporation. The Secretary shall have the custody of, and affix, the seal of the Corporation and perform such other duties as may be assigned from time to time by the Board of Directors.

    SECTION 5. The Vice President Finance/Chief Financial Officer, shall be responsible for the financial affairs of the Corporation, shall submit to the annual meeting of shareholders a statement of the financial condition of the Corporation, and whenever required by the Board of Directors, shall give account of all transactions and of the financial condition of the Corporation. The Treasurer shall report to the Vice President Finance/Chief Financial Officer. The Treasurer shall establish and maintain appropriate banking relations and arrangements on behalf of the Corporation. The Treasurer shall receive and have custody of, and shall disburse, all moneys of the Corporation, and in the name of the Corporation, shall deposit all moneys in, and disburse all moneys from, such bank, or banks, as the Board of Directors shall designate, from time to time, as the depositories of the Corporation. The Treasurer shall perform such other duties and render such services for, and on behalf of, the Corporation as may be assigned from time to time by the Vice President Finance, Chief Financial Officer.

    SECTION 6. The Controller shall be the accounting officer of the Corporation and shall formulate accounting procedures to record expenses, losses, gains, assets and liabilities of the Corporation, to report and interpret results of operations of the Corporation and to assure protection of the assets of the Corporation. The Controller shall prepare and submit to the Board of Directors and the Chief Executive Officer such periodic balance sheets, profit and loss statements and other financial statements as may be required to keep such persons currently

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informed of the operations and the financial condition of the Corporation.  The
Controller shall perform such other duties assigned from time to time by the Chief Executive Officer.

    SECTION 7. The Assistant Secretary or Secretaries, Assistant Treasurer or Treasurer or Treasurers, and the Assistant Controller or Controllers shall perform the duties of the Secretary, of the Treasurer, and of the Controller, respectively, in the absence of those officers and shall have such further authority and perform such other duties as may be assigned.


                                     ARTICLE IV.

                             DUTIES OF OFFICERS DELEGATED

    In the absence or disability of any officer of the Corporation, the Board of Directors may delegate the powers and duties of any such officer to any other officer or director of the Corporation for such period of time as said Board of Directors may determine.


                                      ARTICLE V.

                                        BONDS

    The Board of Directors or the Chief Executive Officer may require any officer, agent, or employee of the Corporation to furnish the Corporation a bond for the faithful performance of duties and for the accounting of all moneys, securities, records, or other property of the Corporation coming into the hands of such agent or employee.


                                     ARTICLE VI.

                               MEETINGS OF SHAREHOLDERS

    SECTION 1. Meetings of the shareholders of the Corporation shall be held at the place, either within or without the State of Indiana, stated in the notice of said meeting.

    SECTION 2. The annual meeting of shareholders of the Corporation shall be held on the last Friday in April of each year or at such other time established for such meeting by 80% of the directors.

    SECTION 3. A complete list of the shareholders entitled to vote at any shareholders' meeting, arranged in alphabetical order and containing the address and number of shares of stock so held by each shareholder who is entitled to vote at said meeting, shall be prepared by the Secretary and shall be subject to the inspection by any shareholder at the time and place of an annual meeting and at the principal office of the Corporation for five (5) days prior thereto.

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    SECTION 4.  At all shareholders' meetings a quorum shall consist of a majority of all of the shares of stock outstanding and entitled by the Articles of Incorporation to vote on the business to be transacted at said meeting, but a meeting composed of less than a quorum may adjourn the meeting from day to day thereafter or until some future time.

    SECTION 5. At the annual meeting of the shareholders, there shall be elected, by plurality vote, a Board of Directors, who shall hold office until the next annual meeting of shareholders and until their successors have been elected and qualified.

    SECTION 6. At all shareholders' meetings, each shareholder shall be entitled to one (1) vote in person or by proxy for each share of common stock registered in the shareholder's name on the books of the Corporation as of the record date which shall be as fixed by the Board of Directors and entitled, by the Articles of Incorporation, to vote on the business to be transacted at said meeting.

    SECTION 7. The shareholders may be represented at any meeting thereof by their duly appointed Attorney-in-Fact provided the proxy so appointing said Attorney-in-Fact shall be filed with the Secretary prior to the meeting.

    SECTION 8. Special meetings of the shareholders of the Corporation may be called by the Chairman of the Board, by the President, by the Board of Directors, or by the shareholders holding not less than one-fourth of all of the shares of stock outstanding and entitled, by the Articles of Incorporation, to vote on the business to be transacted at said special meeting whenever in the opinion of such person or body such meeting is necessary.

    Whenever a special meeting of the shareholders shall be called by the shareholders, the call shall be delivered to the Secretary who shall issue the notice of said special meeting which is required to be given.

    SECTION 9. Written notice of each meeting of the shareholders shall be given by the Secretary to each shareholder of record at least ten (10) days prior to the time fixed for the holding of such meeting; said notice shall state the place, day and hour and the purpose for which said meeting is called, and said notice shall be addressed to the last known place of residence of each shareholder as shown by the stock books of the Corporation. The ten (10) days shall be computed from the date upon which said notice is deposited in the mails.

    SECTION 10. Notice of any shareholders' meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof.

    SECTION 11. No shares of stock shall be voted at any annual or special meeting of shareholders upon which any installment is due and unpaid, which are owned by the Corporation.

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                                     ARTICLE VII.

                                      DIRECTORS

    SECTION 1. The property and business affairs of the Corporation shall be managed under the direction of the Board of Directors. Directors shall be elected by a plurality vote at the annual meeting or a special meeting of the shareholders and shall hold office for a term of one year or until their successors are elected and qualified. In case of the failure to hold the annual meeting on the date fixed herein for the same to be held, the directors shall hold over until the next annual meeting, unless prior to said meeting a special meeting of the shareholders for the purpose of electing directors has been held. Subject to the rights, if any, of any series of Preferred Stock to elect additional directors under circumstances specified in the Articles of Incorporation and to the minimum and maximum number of authorized directors provided in the Articles of Incorporation, the authorized number of directors will be as determined from time to time by the Board of Directors. If no determination of the number of directors has been made by the Board of Directors, the number of directors shall be seven.

    SECTION 2. Any vacancy occurring in the Board of Directors caused by resignation, death or other incapacity, shall be filled by majority vote of the remaining members of the Board until the next annual meeting of shareholders; provided, however, that if the vote of the remaining members of the Board of Directors shall result in a tie, such vacancy shall be filled by the shareholders at the next annual meeting of the shareholders or at a special meeting of the shareholders called for that purpose.

    SECTION 3. Any vacancy occurring in the Board of Directors, caused by an increase in the number of directors, shall be filled by a majority vote of the members of the Board until the next annual meeting of shareholders; provided, however, that if the vote of the members of the Board of Directors shall result in a tie, such vacancy shall be filled by the shareholders at the next annual meeting of the shareholders or at a special meeting of the shareholders called for that purpose.

    SECTION 4. A person shall not be nominated, stand for election or be elected as a director of the Corporation who (I) at the time of his election shall be seventy (70) years of age or older, (ii) has retired from employment by the Corporation and is sixty-five (65) years of age or older or (iii) has retired from active business and professional vocations.


                                    ARTICLE VIII.

                                MEETINGS OF DIRECTORS

    SECTION 1. Following the annual meeting of shareholders, the annual meeting of the Board of Directors shall be held without notice, each and every year hereafter, at the time and place determined by the directors.

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    SECTION 2.  Regular meetings of the Board of Directors shall be held without notice at 9:00 A.M. on the last Friday of February, June, August, October and December at the offices of the Corporation, unless another time and place is designated.

    SECTION 3. Special meetings of the Board of Directors may be called by the Chairman of the Board, by the President, or by three (3) members of the Board of Directors on three (3) days' notice by mail, or an twenty-four (24) hours' notice by telegraph, telephone, facsimile or other similar medium of communication to each director, which notice shall be addressed to the last known place of business or residence of each director, and said meetings may be held either at the office of the Corporation or at such other place as may be designated in the notice of said meeting.

    Whenever a special meeting of the Board of Directors shall be called, in accordance with the provision of this section, by members of the Board of Directors, the call shall be in writing, signed by said directors and delivered to the secretary who shall thereupon issue the notice calling said meeting.

    SECTION 4. Not less than one-half at the whole Board of Directors, shall constitute a quorum for the transaction of any business except the filling of vacancies, but a smaller number may adjourn, from time to time, until a future date or until a quorum is secured.

    For the purpose only of filling a vacancy or vacancies in the Board of Directors, a quorum shall consist of a majority of the whole Board of Directors, less the vacancy or vacancies therein.

    The act of a majority at the directors present at a duly called, at which a quorum is present shall be the act of the Board of Directors.


                                     ARTICLE IX.

                            Compensation of Directors and
                               MEMBERS OF COMMITTEES

    The members of the Board of Directors and members of committees of the Corporation, who are not salaried employees of the Corporation, shall receive such compensation for their services to be rendered as members of the Board of Directors, or of committees, as may, from time to time, be fixed by the Board of Directors and the compensation so fixed shall continue to be payable until the Board of Directors shall have thereafter fixed a different compensation, which it may do at any annual, regular or special meeting.


                                      ARTICLE X.

                                CERTIFICATES OF STOCK

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    SECTION 1.  Certificates of stock shall be issued to those legally entitled thereto, as may be shown by the books of the Corporation, and shall be signed by the President and attested by the Secretary.

    SECTION 2. The Corporation may appoint one or more transfer agents and/or registrars to issue, countersign, register, and transfer certificates representing its capital stock and signatures of the Corporation's officers and of the transfer agents on stock certificates may be facsimiles. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

    SECTION 3. The holder of any stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificate for any such stock. A new certificate or certificates shall be issued upon the surrender of the mutilated certificate or, in case of loss, theft, or destruction, upon (I) delivery of an affidavit or affirmation, and
(ii) delivery of a bond in such sum and in such form and with such surety or sureties as the Board of Directors (by general or specific resolutions) or the President may approve, indemnifying the Corporation against any claim with respect to the certificate or certificates alleged to have been lost, stolen or destroyed. However, the Board may, in its discretion, refuse to issue new certificate or certificates, save upon the order of some Court having jurisdiction in such matters.


                                     ARTICLE XI.

                                  TRANSFER OF STOCK

    SECTION 1. The stock transfer books of the Corporation may from time to time be closed by order of the Board of Directors for any lawful purpose and for such period consistent with law, but not exceeding thirty (30) days at any one time, as the Board of Directors may deem advisable. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may, in its discretion, fix in advance a date not exceeding fifty (50) days or less than ten
(10) days next preceding the date of any meeting of shareholders or the date for the payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect, as the record date for the determination of the shareholders entitled to notice of and to vote at any such meeting or entitled to receive any such dividend or to any such allotment of rights or to exercise the rights of any such change, conversion or exchange of capital stock; and, in such case, only such shareholders as shall be shareholders of record at the close of business on the date so fixed shall be entitled to notice of and to vote at such meeting or to receive such payment of dividend or to receive such allotment of rights or to exercise such rights as the case may be, notwithstanding any transfer of stock on the books of the Corporation after such record date fixed as aforesaid. In the event the Board of Directors fails to fix in advance the record date for the determination of the shareholders entitled to notice of and to vote at any meeting, no share of stock transferred on the books of the corporation within ten (10) days next preceding the date of a meeting shall be voted at such meeting.

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    SECTION 2.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the legal owner thereof and accordingly shall not be bound to recognize any equitable claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided in the laws of the State of Indiana.

    SECTION 3. The assignment of any certificate of stock shall constitute an assignment to the assignee of the shares so assigned and of all dividends on the shares assigned which are declared payable as of a record date subsequent to the date the assignment is recorded on the stock record books of the Corporation.


                                     ARTICLE XII.

                                     FISCAL YEAR

    The fiscal year of the Corporation shall correspond to the calendar year.


                                    ARTICLE XIII.

                                   CHECKS FOR MONEY


    All checks, drafts or other orders for the payment of funds of the Corporation shall be signed by either the Chairman of the Board, the President, or the Treasurer, or by such other individual or individuals as may hereafter, from time to time, be designated by the Board of Directors. No check, draft or other order for the payment of funds of the Corporation shall be signed in blank, either as to the amount of the check, draft or other order, or as to the name of the payee.


                                     ARTICLE XIV.

                                      DIVIDENDS

    The Board of Directors may declare and pay dividends out of the unreserved and unrestricted earned surplus of the Corporation. Dividends may be declared at any annual, regular or special meeting of the Board of Directors. Dividends may be paid in cash, in property or in the shares of the capital stock of the Corporation, as provided by the Articles of Incorporation and the laws of the State of Indiana.

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                                     ARTICLE XV.

                                       NOTICES

    SECTION 1. A notice required to be given under the provisions of these Bylaws to any shareholder, director, officer and member of any committee shall not be construed to mean personal notice but may be given in writing by depositing the same in a post office or letter box in a postpaid sealed wrapper addressed to such shareholder, director, officer and member of any committee at such address as appears upon the books of the Corporation, and such notice shall be deemed to be given at the time when the same shall be thus mailed.

    SECTION 2. Any shareholder, director, officer and member of any committee may waive, in writing, any notice required to be given by these Bylaws, either before or after the time said notice should have been issued.


                                     ARTICLE XVI.

                               COMPENSATION OF OFFICERS

    The officers of the Corporation shall receive such compensation for their services as may, from time to time, be fixed by the Board of Directors, and the compensation so fixed shall continue to be payable until the Board of Directors shall have fixed a different compensation, which it may do at any annual, regular, or special meeting.


                                    ARTICLE XVII.

                                    CORPORATE SEAL

    The seal of the Corporation shall be a plain circular disk having engraved thereon, near the outer edge thereof, at least the words, "CTS Corporation" and in the center thereof the word, "Seal".


                                    ARTICLE XVIII.

                                   INDEMNIFICATION

    SECTION 1. GENERAL. Without limiting the generality or effect of Article XI of the Articles of Incorporation, the Corporation shall, to the fullest extent to which it is empowered to do so by the Indiana Business Corporation Law (hereinafter the "IBCL"), or any other applicable laws, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), indemnify and hold harmless any person who was or is involved in any manner (including without limitation as a party or a witness),

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or is threatened to be made so involved, in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (hereinafter a "proceeding"), by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Board of Directors as a director, officer, partner or trustee of another corporation or a partnership, joint venture, trust, employee benefit plan or other entity, whether for profit or not for profit, (any such person hereinafter an "indemnitee"), whether or not the basis of such proceeding is alleged action in an official capacity while serving as a director, or officer, against all expense, liability and loss (including attorneys' fees and expenses, judgments, settlements, penalties, fines, and excise taxes assessed with respect to employee benefit plans) actually and reasonably incurred or suffered by such person in connection therewith; provided, however, that, except as provided in
Section 3 of this Article XVIII with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         SECTION 2. RIGHT TO ADVANCEMENT OF EXPENSES. The right to indemnification conferred in Article XVIII shall include the right to be paid by the Corporation the expenses (including, without limitation, attorneys' fees and expenses) incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"); provided, however, that, if the IBCL so requires, an advancement of expenses incurred by an indemnitee in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the Corporation of an undertaking (hereinafter an "undertaking"), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a "final adjudication") that such indemnitee is not entitled to be indemnified for such expenses under this
Section 2 or otherwise.

         The rights to indemnification and to the advancement of expenses conferred in Article XVIII shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director or officer and shall inure to the benefit of the indemnitee's heirs, executors and administrators. For purposes of Article XVIII, references to "the Corporation" shall include any domestic or foreign predecessor entity of the Corporation in a merger or other transaction in which the predecessor's existence ceased upon consummation of the transaction.

         SECTION 3.  RIGHT OF INDEMNITEE TO BRING SUIT.  If a claim under
Section 1 or Section 2 of this Article XVIII is not paid in full by the Corporation within 60 calendar days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 calendar days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking,

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the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met any applicable standard for indemnification set forth in the IBCL. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or shareholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the IBCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or shareholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article XVIII or otherwise shall be on the Corporation.

         SECTION 4. NON-EXCLUSIVITY OF RIGHTS. The rights to indemnification and to the advancement of expenses conferred in this Article XVIII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

         SECTION 5. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the IBCL.

         SECTION 6. VESTED RIGHT TO INDEMNIFICATION. The right of any individual to indemnification under this Article XVIII shall vest at the time of occurrence or performance of any event, act or omission giving rise to any Proceeding and once vested, shall not later be impaired as a result of any amendment, repeal, alteration or other modification of any or all of these Bylaws. Notwithstanding the foregoing, the indemnification afforded under this
Article XVIII shall be applicable to all alleged prior acts or omissions of any individual seeking indemnification hereunder, regardless of the fact that such alleged acts or omissions may have occurred prior to the adoption of these Bylaws, and to the extent such prior acts or omissions cannot be deemed to be covered by these Bylaws, the right of any individual to indemnification shall be governed by the indemnification provisions in effect at the time of such prior acts or omissions.

         SECTION 7.  INDEMNIFICATION OF EMPLOYEES AND AGENTS OF THE
CORPORATION. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of this corporation, or to any individual who is or was serving at the request of the Board of Directors as an employee or agent of another corporation or a partnership, joint venture, trust, employee benefit plan or other entity, whether for profit or not for profit, to the fullest extent of the provisions of these Bylaws with respect to the indemnification and advancement of expenses of directors and officers of this corporation.


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         SECTION 8.  BUSINESS EXPENSE.  Any payments made to any indemnified party under these Bylaws or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board, to any action for corporate waste or to any similar action.

         SECTION 9. SEVERABILITY. If any provision or provisions of Article XVIII is or are held to be invalid, illegal, or unenforceable for any reason whatsoever: (i) the validity, legality, and enforceability of the remaining provisions of such Article (including without limitation all portions of any paragraph of such Article containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will not in any way be affected or impaired thereby and (ii) to the fullest extent possible, the provisions of such Article (including without limitation all portions of any paragraph of such Article containing any such provision held to be invalid, illegal, or unenforceable, that are not themselves invalid, illegal, or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or illegal, or unenforceable.


                                     ARTICLE XIX.

                                      AMENDMENTS

    SECTION 1. These Bylaws may be amended, altered, repealed, or added to at any annual or regular meeting of the directors, or at any special meeting thereof.

    SECTION 2. No amendment, alteration or addition to these Bylaws shall become effective unless the same is adopted by the affirmative vote of a majority of the members of the Board of Directors.

                                     ARTICLE XX.

                              CONTROL SHARE ACQUISITIONS

    As provided for in Section 5 thereof, Chapter 42 of the Indiana Business Corporation Law, relating to control share acquisitions, shall not apply to control share acquisitions of shares of the corporation made after March 3, 1987.


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